Exhibit 99.2

Riverbed Appoints Michael Boustridge to Board of Directors

BT Global Services Executive Brings Deep Knowledge of Service Provider

Market and Successful Track Record of Delivering Impressive Operational

Results at Global Companies

SAN FRANCISCO – February 3, 2010 – Riverbed Technology (NASDAQ: RVBD), the IT infrastructure performance company for networks, applications and storage, today announced that Michael Boustridge has been appointed to its board of directors. Boustridge currently serves as President, BT Global Services Multi-National Corporations. As Riverbed® plans for future growth, the company will leverage Boustridge’s deep knowledge of the service provider market as well as his expertise in delivering successful operational results for global companies.

In his role at BT, Boustridge, 47, leads and manages BT’s relationships and business with multi-national corporations (MNCs) worldwide. He provides strategic planning, service delivery and operational direction, and customer service for this business unit of BT Global Services, responsible for providing networked IT services to global enterprises in more than 176 countries.

Boustridge has extensive global experience in the IT services sector. Prior to his appointment at BT, Boustridge was vice president of sales and marketing at EDS (now an HP Company, becoming HP Enterprise Services), where he was instrumental in achieving the company’s highest total contract value for new business signings in five years. He joined EDS in 1996 from Hitachi Data Systems and worked at IBM earlier in his career.

“Michael brings a successful track record of delivering operational results at a billion dollar scale. Due to his understanding of service providers and their needs, Michael has been an invaluable asset wherever he has gone,” said Jerry M. Kennelly, chairman and CEO at Riverbed. “As Riverbed and the market continue to grow, working strategically with service providers has become increasingly important to Riverbed and its customers. The anticipated growth of cloud computing and managed services further validates the need for Riverbed to deepen these key relationships. For this, we believe that Michael is the best executive to round out our board and provide guidance on our efforts to the service provider market.”

Riverbed announced yesterday, in a separate release, the addition of Mark S. Lewis to the Board. The addition of Lewis and Boustridge expands Riverbed’s Board of Directors to nine. The two executives join Riverbed founders, Jerry M. Kennelly and Dr. Steven McCanne, as well as Stan Meresman, Chris Schaepe of Lightspeed Venture Partners, Jim Swartz of Accel Partners, Michael R. Kourey of Polycom, and Mark A. Floyd of SafeNet, Inc.

“Riverbed has shown impressive growth in market leadership and product development. The executive team and board have already put forth a tremendous effort to implement a strategy that has resulted in successful operational growth,” said Boustridge. “As the industry begins to take advantage of public cloud computing, and Riverbed expands into adjacent markets to meet customer needs, the company will benefit from having deep, strategic relationships with service providers. I look forward to working with Riverbed and hope my experience will help Riverbed expand strategic relationships with key service providers globally.”

Forward Looking Statements

This press release contains forward-looking statements, including statements relating to the expected demand for Riverbed’s products and services, statements regarding the expected growth of Riverbed and the markets it serves, and statements relating to Riverbed’s ability to meet the needs of distributed organizations. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Riverbed’s business are set forth in our Form 10-Q filed with the SEC on October 30, 2009. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Any future product, feature or related specification that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. Riverbed reserves the right to modify future product plans at any time.

About Riverbed

Riverbed Technology is the IT infrastructure performance company. The Riverbed family of wide area network (WAN) optimization solutions liberates businesses from common IT constraints by increasing application performance, enabling consolidation, and providing enterprise-wide network and application visibility – all while eliminating the need to increase bandwidth, storage or servers. Thousands of companies with distributed operations use Riverbed to make their IT infrastructure faster, less expensive and more responsive. Additional information about Riverbed (NASDAQ: RVBD) is available at www.riverbed.com.

Riverbed Technology, Riverbed, Steelhead, RiOS, Interceptor, Think Fast, the Riverbed logo, Mazu, Profiler and Cascade are trademarks or registered trademarks of Riverbed Technology, Inc. All other trademarks used or mentioned herein belong to their respective owners.

MEDIA CONTACT

Kristalle Ward

Riverbed Technology

415-247-8140

kristalle.ward@riverbed.com

INVESTOR RELATIONS CONTACT

Renee Lyall

Riverbed Technology

415-247-6353

Renee.Lyall@riverbed.com

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